Exhibit 10.5(c)

AMENDMENT NO. 2 TO

TRANSITION AND SUCCESSION AGREEMENT

THIS AMENDMENT NO. 2 TO TRANSITION AND SUCCESSION AGREEMENT (this “Amendment”) is made as of this 15th day of October, 2009, by and between Mylan Inc., a Pennsylvania corporation (the “Company”), and Anthony Mauro (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Transition and Succession Agreement, as amended to date (the “Agreement”); and

WHEREAS, as permitted by Section 13(a) of the Agreement, the Company and Executive desire to amend the Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. The second to last sentence of Section 4(c) of the Agreement is hereby deleted in its entirety. For the avoidance of doubt, such sentence hereby deleted begins “Anything in this Agreement to the contrary notwithstanding . . .”

2. This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the Commonwealth of Pennsylvania.

3. Except as expressly set forth herein, the terms and conditions of the Agreement are and shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first written above.

MYLAN INC.

By:	/s/ Joseph F. Haggerty
Name:	Joseph F. Haggerty
Title:	Senior Vice President and General Counsel

EXECUTIVE

/s/ Anthony Mauro
Name: Anthony Mauro